UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	1

Item 9.01. Financial Statements and Exhibits	1

Signatures	2

PURPOSE OF FILING

The purpose of this filing is to report that (i) the Employment Agreement with Steven W. Alesio, our Chairman and CEO, was amended, (ii) Sara Mathew, our current President and Chief Operating Officer, who will assume the role of CEO as of January 1, 2010 (retaining her role as President), will receive an increase in her annual compensation for 2010, and (iii) we have amended and restated our by-laws to implement majority voting for the election of our Directors in uncontested elections.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2009, we entered into Amendment No. 4 to our Employment Agreement with Steven W. Alesio, our Chairman and Chief Executive Officer, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference. This amendment confirms that as of January 1, 2010, Mr. Alesio will cease to serve as Chief Executive Officer of The Dun & Bradstreet Corporation (the “Company”), but will continue to serve as a full-time employee as the Chairman of the Board of Directors of the Company (the “Board”) until June 30, 2010. In addition, the amendment sets forth the compensation that Mr. Alesio will receive in 2010, including the equity awards, and specifies that such equity awards, which otherwise would typically be forfeited if employment ends within one year of the date of grant, shall not be subject to forfeiture provided that Mr. Alesio remains a full-time employee of the Company and continues to serve as Chairman of the Board through June 30, 2010.

Sara Mathew’s annual base salary has been increased to $750,000, with a bonus opportunity of 130%, to be effective January 1, 2010. Ms. Mathew will assume the CEO role as of such date. Ms. Mathew will also receive a grant of stock options and restricted stock unit opportunity in 2010, with a total economic value of $3,200,000.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 8, 2009, the Company amended and restated its by-laws to provide that (i) in an uncontested election of Directors, Directors be elected by the holders of a majority of the voting power present in person or represented by proxy and entitled to vote for the election of Directors at any meeting at which a quorum is present, and (ii) if the number of nominees in any election of Directors exceeds the number of Directors to be elected, the Directors shall be elected by plurality vote. A “majority” of the voting power present for this purpose means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director. If a Director is not elected, the Director must offer to tender his or her resignation to the Board of Directors and the Board Affairs Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken.

Prior to the above amendments, Directors were elected by plurality vote.

The Company’s Third Amended and Restated By-Laws are included in this Current Report on Form 8-K as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.2	Third Amended and Restated By-Laws of The Dun & Bradstreet Corporation, adopted December 8, 2009.

10.1	Amendment No. 4 to the Employment Agreement with Steven W. Alesio, dated December 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ JEFFREY S. HURWITZ
Jeffrey S. Hurwitz
Senior Vice President, General
Counsel and Corporate Secretary

DATE: December 11, 2009

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